PRESS RELEASE | April 23, 2025 | NASDAQ: PLL

UPDATE ON REGULATORY APPROVALS AND REVERSE STOCK SPLIT FOR MERGER WITH SAYONA MINING
▪Key regulatory approvals received in the United States and Canada
▪Reverse stock split ratio determined at 1-for-150 Sayona shares pending shareholder approval
▪American Depository Shares (“ADS”) will be issued at a ratio of 1-for-10 pending shareholder approval

Belmont, North Carolina, April 23, 2025 – Piedmont Lithium Inc. (“Piedmont,” “the Company,” “we,” “our,” or “us”) (Nasdaq: PLL; ASX: PLL), a leading North American supplier of lithium products critical to the U.S. electric vehicle supply chain, and Sayona Mining Limited (“Sayona”) provide an update in relation to the proposed merger between Piedmont and Sayona announced on November 19, 2024 (the “Transaction”) that will combine the two companies to create a leading lithium business to be named Elevra Lithium Limited (“Elevra”), subject to shareholder approval.

Since the Transaction announcement, significant progress has been made in preparing for the shareholder votes for both Piedmont and Sayona. Approval has been obtained for the Investment Canada Act (ICA) and the Hart-Scott-Rodino (HSR) Act, and the Committee on Foreign Investment in the United States (CFIUS) has completed its review and advised that it will take no further action with respect to the Transaction.

Completion of the Transaction remains subject to approval by Piedmont and Sayona shareholders and other customary conditions for a transaction of this nature and is targeted to close in mid-2025. A disclosure document containing important information about the Transaction will be delivered to Piedmont shareholders and filed with the U.S. Securities and Exchange Commission in due course, likely in the first half of calendar 2025, prior to a Piedmont shareholder meeting to seek approval of the Transaction.

An Extraordinary General Meeting of Sayona shareholders is expected in the first half of calendar 2025 to seek, among other things, approval of:
▪the Transaction;
▪the conditional placement of Sayona shares to Resource Capital Fund VIII, L.P. to raise gross proceeds of approximately A$69 million (~US$44 million) following completion of the Transaction;
▪the change of name to Elevra Lithium Limited; and
▪a reverse stock split (commonly referred to as a share consolidation) of Sayona shares at a conversion ratio of 1-for-150, where every 150 shares of Sayona held will be converted into 1 Sayona share.

The reverse stock split follows a review of Sayona’s issued share capital and, if approved by Sayona shareholders, will result in a reduction of shares on issue and a proportionally higher share price which we believe will be more attractive to a broader set of investors. The reverse stock split should not impact the value of your holding, and an example of the proposed reverse stock split can be found at the end of this release.

Upon completion of the Transaction and subject to shareholder approval, each share of Piedmont Lithium common stock will be converted into 527 Sayona ordinary shares or 3.5133 Sayona ordinary shares if the reverse stock split is completed prior to the Transaction. Each Piedmont Lithium Chess Depository Interest (“CDI”) will be converted into 5.27 Sayona ordinary shares or 0.035133 Sayona ordinary shares if the reverse stock split is completed prior to the Transaction. In addition to the 1-for-150 ratio, the proposed listing of Sayona American Depository Shares (“ADS”) on the Nasdaq will be issued at a ratio of 1-for-10 post the reverse stock split.

“We are pleased to announce that we have received the necessary regulatory approvals for the Transaction, a significant milestone that reflects the important strategic alignment between Piedmont and Sayona. Elevra Lithium will be exceptionally well-positioned to serve the growing need for lithium resources and we are excited about the long-term growth and success that this combination will drive,” said Keith Phillips, President and CEO of Piedmont Lithium.

Illustrative Example of the Proposed Reverse Stock Split

Proposed Reverse Stock Split	Before Reverse Split	After Reverse Split
Reverse Stock Split Ratio		1-for-150
Number of Sayona Shares Held	150,000	1,000	‘= 150,000 / 150
Share Price (A$)	0.017	2.550	‘= 0.017 x 150
Value (A$)	2,550	2,550

Piedmont Lithium Common Stock (Nasdaq)
Number of Piedmont Shares Held Prior to Transaction	1
Transaction Exchange Ratio	527-for-1
Number of Sayona Shares Held Post Transaction	527	‘= 1 x 527
Reverse Stock Split Ratio	1-for-150
Number of Sayona Shares Held After Reverse Stock Split	3.5133	‘= 527 / 150
ADS Issuance Ratio	1-for-10
Number of Sayona ADSs Held After Reverse Stock Split	0.35133	‘= 3.5133 / 10

Piedmont Lithium Chess Depository Interests (ASX)
Number of Piedmont CDIs Held Prior to Transaction	1
Transaction Exchange Ratio	5.27-for-1
Number of Sayona Shares Held Post Transaction	5.27	‘= 1 x 5.27
Reverse Stock Split Ratio	1-for-150
Number of Sayona Shares Held After Reverse Stock Split	0.035133	‘= 5.27 / 150

For further information, contact:

Malissa Gordon
VP, Government Affairs
T: +1 704 491 9130
E:mgordon@piedmontlithium.com

John Koslow
Investor Relations
T: +1 980 701 9928
E: jkoslow@piedmontlithium.com

About Piedmont

Piedmont Lithium Inc. (Nasdaq: PLL; ASX: PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest. Our projects include our Carolina Lithium project in the United States and partnerships in Quebec with Sayona Mining (ASX: SYA) and in Ghana with Atlantic Lithium (AIM: ALL; ASX: A11). We believe these geographically diversified operations will enable us to play a pivotal role in supporting America’s move toward energy independence and the electrification of transportation and energy storage.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development, construction, and production activities of Sayona Mining, Atlantic Lithium, and Piedmont; current plans for Piedmont’s mineral and chemical processing projects; Piedmont’s potential acquisition of an ownership interest in Ewoyaa; and strategy. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance, or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont, Sayona Mining, or Atlantic Lithium may be unable to commercially extract mineral deposits, (ii) that Piedmont’s, Sayona Mining’s, or Atlantic Lithium’s properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing, and operating mining projects, environmental hazards, industrial accidents, weather, or geologically related conditions), (iv) uncertainty about Piedmont’s ability to obtain required capital to execute its business plan, (v) Piedmont’s ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental, and production activities, including risks relating to permitting, zoning, and regulatory delays related to our projects as well as the projects of our partners in Quebec and Ghana, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data, and projections related to Sayona Mining or Atlantic Lithium, (xii) occurrences and outcomes of claims, litigation, and regulatory actions, investigations, and proceedings, (xiii) risks regarding our ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, our ability to obtain sufficient financing to develop and construct our projects, our ability to comply with governmental regulations, and our ability to obtain necessary permits, (xiv) risks related to the completion of our proposed merger with Sayona Mining and related capital raises, and (xv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Australian Securities Exchange, including Piedmont’s most recent filings with the SEC. The forward-looking statements, projections, and estimates are given only as of the date of this press release and actual events, results, performance, and achievements could vary significantly from the forward-looking statements, projections, and estimates presented in this press release. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections, and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities.